FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY RESULTS

Total New and Used Retail Automotive Gross Profit Per Unit Retailed Increases Sequentially

Record Retail Automotive Service and Parts Revenue Increases 4.6% to $864 Million

Same-Store Retail Automotive Service and Parts Revenue Increases 4.6% and Related Gross Profit Increases 5.7%

Same-Store Retail Commercial Truck Service and Parts Revenue Increases 4.1%

Earnings Before Taxes of $324 Million; Net Income of $235 Million; Earnings Per Share of $3.56

Completed Acquisitions Representing $450 Million in Estimated Annualized Revenue

Repurchased 170,393 Shares

BLOOMFIELD HILLS, MI, April 29, 2026 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced financial results for the first quarter of 2026. For the quarter, revenue was $7.9 billion compared to $8.0 billion for the same period in 2025. Net income attributable to common stockholders was $234.5 million compared to $257.7 million for the same period in 2025, and related earnings per share was $3.56 compared to $3.86 for the same period in 2025. These GAAP results include certain disposals and other charges, as well as the full quarterly results of Penske Motor Group in both periods, which is required by GAAP for common control transactions (see page 14 below). Excluding certain disposals and other charges and a gain on the sale of a dealership in both periods, as reconciled in the attached schedules, adjusted net income decreased 16% to $200.6 million and adjusted earnings per share decreased 15% to $3.05, as a difficult comparison with the prior year period and challenging market conditions impacted year-over-year performance. Foreign currency exchange positively impacted revenue by $227.6 million, net income attributable to common stockholders by $3.4 million, and earnings per share by $0.05.
Commenting on the Company's results, Chair Roger Penske said, "In the first quarter of 2026, our business delivered over 126,000 retail automotive and commercial truck units, generated $7.9 billion in revenue and $323.7 million in earnings before taxes. During the quarter, we continued to demonstrate a flexible approach to capital allocation by completing the acquisition of two Lexus dealerships in the Orlando metropolitan area of Central Florida, increasing the dividend paid to stockholders by 1.4% and repurchasing 170,393 shares of common stock. I was particularly pleased with the sequential increase in new and used vehicle gross profit per unit in our retail automotive business and the continued strength of our service and parts business, which increased retail automotive same-store revenue by 5% and related gross profit by 6%. Further, I am encouraged with the trends we are seeing across the trucking market as the freight environment improves and Class 8 orders were strong in recent months."
Retail Automotive Dealerships
For the three months ended March 31, 2026, total new units delivered decreased 5% and used units delivered decreased 1%. The decrease in new units is primarily related to the U.S. market from weather-related disruptions during January and

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February, the benefit in the prior period from tariff-related pull-forward of retail sales, and the lower demand for electric vehicles in the U.S. associated with regulatory easing and the expiration of tax credits. Total retail automotive revenue increased 1% to $7.0 billion and increased 1% on a same-store basis. On a sequential basis when compared to the fourth quarter of 2025, new vehicle gross profit per unit increased $94 and used vehicle gross profit per unit increased $306. When compared to the prior year period, same-store retail automotive service and parts revenue increased 5%, gross profit increased 6%, and gross margin improved 60 basis points to 59.0%.
Retail Commercial Truck Dealerships
For the three months ended March 31, 2026, the Company’s retail commercial truck dealerships retailed 3,583 new and used units and generated $694.6 million in revenue and $36.4 million in earnings before taxes. This compares to new and used units of 4,714, revenue of $823.7 million, and $45.1 million in earnings before taxes during the same period in the prior year as lower order intake related to the weak freight environment in the third and fourth quarters of 2025 impacted truck deliveries during the first quarter of 2026. In recent months, the Class 8 market order activity began to increase as the freight recession started to show signs of improvement, with industry reports showing a 91% increase in Class 8 market orders for the three months ended March 31, 2026, when compared to the same period in the prior year. In addition, our retail commercial truck dealership operations experienced a 5% increase in service and parts revenue during the quarter.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 387,500 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three months ended March 31, 2026, the Company recorded a 24% increase in earnings to $41.1 million as PTS operating results improved related to growth in full-service leasing, improved fleet utilization, lower operating expenses, and lower interest costs, partially offset by continued challenges in the rental market and by lower gain on sale of used trucks.
Corporate Development, Capital Allocation, Liquidity, and Leverage
The Company's strong balance sheet, cash flow generation, and best in class leverage continue to support our flexible capital allocation approach. In February 2026, the Company announced that it completed the acquisition of Lexus of Orlando and Lexus of Winter Park, both located in the Orlando metropolitan area of Central Florida. The acquisition is expected to add $450 million in estimated annualized revenue. Coupled with the acquisitions in November 2025, the Company has acquired two Toyota and four Lexus dealerships in the last six months which are expected to generate approximately $2 billion in estimated annualized revenues.
During the three months ended March 31, 2026, the Company repurchased 170,393 shares of common stock for approximately $26.4 million. As of March 31, 2026, $221.2 million remained outstanding and available for repurchases under our securities repurchase program. As of March 31, 2026, the Company had approximately $1.3 billion in liquidity, including $84 million in cash and $1.2 billion of availability under its U.S. and international credit agreements and revolving mortgage facilities. The Company’s leverage ratio at March 31, 2026 was 1.8x.

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Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the first quarter of 2026 on Wednesday, April 29, 2026, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (800) 715-9871 [International, please dial (646) 307-1963] using access code 9658297. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the first quarter 2026 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, Japan, and Australia and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 28,800 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs nearly 41,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 387,500 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted revenue, adjusted gross profit, adjusted net income, adjusted earnings per share, adjusted earnings before taxes, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, adjusted selling, general, and administrative expenses, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted financial measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance, expectations, acquisition activity, future plans, and future revenues. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, our ability to complete customary acquisition closing conditions, those related to macro-economic, geo-political and industry conditions and events, including their impact on sales of new and used vehicles, service and parts, and repair and maintenance services, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to Penske Transportation Solutions ("PTS") and Premier Truck Group, and other freight metrics such as spot rates or miles driven, personal discretionary spending levels, interest rates,

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foreign currency exchange rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, tariffs and non-tariff trade barriers, any shortages of vehicle components, international conflicts, challenges in sourcing labor, labor strikes, work stoppages, or other disruptions; the control our manufacturer partners can exert over our operations and our reliance on them for various aspects of our business; risks to our reputation and those of our manufacturer partners; changes in the retail model from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; disruptions to the security and availability of our information technology systems and those of our third party providers, which systems are increasingly threatened by ransomware and other cyber-attacks; the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the impact of tariffs targeting imported vehicles and parts, as well as changes or increases in tariffs, trade restrictions, trade disputes, or non-tariff trade barriers; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on our acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes, or work stoppages by its employees, a reduction in PTS' asset utilization rates, the cost of acquiring and the continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, including with respect to the effect of various regulations concerning its vehicle fleet, changes in values of used trucks which affects PTS' profitability on truck sales and regulatory risks and related compliance costs, our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicles sales, including those related to the sales process, emissions standards, or electrification; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risks and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2025, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

4

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025	Change
Revenue	$7,863.6	$7,953.8	(1.1)%
Cost of Sales	6,564.2	6,632.4	(1.0)%
Gross Profit	$1,299.4	$1,321.4	(1.7)%
SG&A Expenses	965.6	951.4	1.5%
Depreciation	44.8	40.6	10.3%
Operating Income	$289.0	$329.4	(12.3)%
Floor Plan Interest Expense	(38.1)	(42.0)	(9.3)%
Other Interest Expense	(28.4)	(22.5)	26.2%
Gain on Sale of Dealership	60.4	52.3	15.5%
Equity in Earnings of Affiliates	40.8	33.3	22.5%
Income Before Income Taxes	$323.7	$350.5	(7.6)%
Income Taxes	(88.8)	(92.1)	(3.6)%
Net Income	$234.9	$258.4	(9.1)%
Less: Income Attributable to Non-Controlling Interests	0.4	0.7	(42.9)%
Net Income Attributable to Common Stockholders	$234.5	$257.7	(9.0)%

Amounts Attributable to Common Stockholders:
Net Income	$234.9	$258.4	(9.1)%
Less: Income Attributable to Non-Controlling Interests	0.4	0.7	(42.9)%
Net Income Attributable to Common Stockholders	$234.5	$257.7	(9.0)%
Income Per Share	$3.56	$3.86	(7.8)%
Weighted Average Shares Outstanding	65.8	66.8	(1.5)%

5

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	March 31,	December 31,
	2026	2025
Assets:
Cash and Cash Equivalents	$83.7	$64.7
Accounts Receivable, Net	1,084.0	1,070.3
Inventories	4,891.5	4,814.7
Other Current Assets	259.4	242.9
Total Current Assets	6,318.6	6,192.6
Property and Equipment, Net	3,289.5	3,224.6
Operating Lease Right-of-Use Assets	2,529.2	2,543.8
Intangibles	4,115.5	3,599.9
Other Long-Term Assets	2,065.4	2,036.8
Total Assets	$18,318.2	$17,597.7

Liabilities and Equity:
Floor Plan Notes Payable	$2,513.6	$2,532.8
Floor Plan Notes Payable – Non-Trade	1,633.7	1,561.5
Accounts Payable	937.0	899.8
Accrued Expenses and Other Current Liabilities	1,046.2	930.0
Current Portion Long-Term Debt	423.1	355.0
Total Current Liabilities	6,553.6	6,279.1
Long-Term Debt	2,213.8	1,810.5
Long-Term Operating Lease Liabilities	2,430.0	2,461.5
Other Long-Term Liabilities	1,438.6	1,465.7
Total Liabilities	12,636.0	12,016.8
Equity	5,682.2	5,580.9
Total Liabilities and Equity	$18,318.2	$17,597.7

6

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Geographic Revenue Mix:
North America	58.2%	61.2%
U.K.	29.9%	29.2%
Other International	11.9%	9.6%
Total	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,967.1	$6,918.6
Retail Commercial Truck	694.6	823.7
Commercial Vehicle Distribution and Other	201.9	211.5
Total	$7,863.6	$7,953.8

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,125.0	$1,136.2
Retail Commercial Truck	128.2	141.0
Commercial Vehicle Distribution and Other	46.2	44.2
Total	$1,299.4	$1,321.4

Gross Margin:
Retail Automotive	16.1%	16.4%
Retail Commercial Truck	18.5%	17.1%
Commercial Vehicle Distribution and Other	22.9%	20.9%
Total	16.5%	16.6%

	Three Months Ended
	March 31,
	2026	2025
Operating Items as a Percentage of Revenue:
Gross Profit	16.5%	16.6%
Selling, General, and Administrative Expenses	12.3%	12.0%
Operating Income	3.7%	4.1%
Income Before Income Taxes	4.1%	4.4%

Operating Items as a Percentage of Total Gross Profit:
Selling, General, and Administrative Expenses	74.3%	72.0%
Adjusted Selling, General, and Administrative Expenses(1)	73.3%	70.0%
Operating Income	22.2%	24.9%

	Three Months Ended
	March 31,
(Amounts in Millions)	2026	2025

EBITDA(1)	$396.9	$413.6
Adjusted EBITDA(1)	$349.5	$372.4
Floor Plan Credits	$15.1	$15.8
Property Rent Expense	$72.9	$69.6
_______________________
(1)See the following Non-GAAP reconciliation table.

7

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025	Change
Retail Automotive Units:
New Retail	50,036	55,524	(9.9)%
Used Retail	60,126	60,487	(0.6)%
Total Retail	110,162	116,011	(5.0)%
New Agency	13,011	10,686	21.8%
Total Retail and Agency	123,173	126,697	(2.8)%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$3,080.7	$3,248.0	(5.2)%
Used Vehicles	2,429.4	2,264.1	7.3%
Finance and Insurance, Net	202.3	205.4	(1.5)%
Service and Parts	863.9	825.6	4.6%
Fleet and Wholesale	390.8	375.5	4.1%
Total Revenue	$6,967.1	$6,918.6	0.7%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$270.3	$302.5	(10.6)%
Used Vehicles	124.8	128.1	(2.6)%
Finance and Insurance, Net	202.3	205.4	(1.5)%
Service and Parts	509.7	482.4	5.7%
Fleet and Wholesale	17.9	17.8	0.6%
Total Gross Profit	$1,125.0	$1,136.2	(1.0)%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,905	$58,021	5.0%
Used Vehicles	40,406	37,431	7.9%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,783	$5,014	(4.6)%
Used Vehicles	2,076	2,119	(2.0)%
Finance and Insurance (excluding agency)	1,787	1,737	2.9%
Agency	2,805	2,620	7.1%

Retail Automotive Gross Margin:
New Vehicles	8.8%	9.3%	(50)bps
Used Vehicles	5.1%	5.7%	(60)bps
Service and Parts	59.0%	58.4%	+60bps
Fleet and Wholesale	4.6%	4.7%	(10)bps
Total Gross Margin	16.1%	16.4%	(30)bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	44.2%	46.9%	(270)bps
Used Vehicles	34.9%	32.7%	+220bps
Finance and Insurance, Net	2.9%	3.0%	(10)bps
Service and Parts	12.4%	11.9%	+50bps
Fleet and Wholesale	5.6%	5.5%	+10bps
Total	100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	24.0%	26.6%	(260)bps
Used Vehicles	11.1%	11.3%	(20)bps
Finance and Insurance, Net	18.0%	18.1%	(10)bps
Service and Parts	45.3%	42.5%	+280bps
Fleet and Wholesale	1.6%	1.5%	+10bps
Total	100.0%	100.0%

8

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025	Change
Retail Automotive Same-Store Units:
New Retail	49,098	54,555	(10.0)%
Used Retail	59,552	59,138	0.7%
Total Retail	108,650	113,693	(4.4)%
New Agency	13,011	10,686	21.8%
Total Retail and Agency	121,661	124,379	(2.2)%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$3,018.8	$3,202.9	(5.7)%
Used Vehicles	2,408.3	2,225.9	8.2%
Finance and Insurance, Net	200.2	201.9	(0.8)%
Service and Parts	852.8	815.1	4.6%
Fleet and Wholesale	387.4	370.0	4.7%
Total Revenue	$6,867.5	$6,815.8	0.8%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$263.5	$299.4	(12.0)%
Used Vehicles	123.6	126.9	(2.6)%
Finance and Insurance, Net	200.2	201.9	(0.8)%
Service and Parts	502.9	475.8	5.7%
Fleet and Wholesale	17.8	18.1	(1.7)%
Total Gross Profit	$1,108.0	$1,122.1	(1.3)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,807	$58,225	4.4%
Used Vehicles	40,441	37,639	7.4%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,735	$5,046	(6.2)%
Used Vehicles	2,076	2,147	(3.3)%
Finance and Insurance (excluding agency)	1,807	1,750	3.3%
Agency	2,684	2,533	6.0%

Retail Automotive Same-Store Gross Margin:
New Vehicles	8.7%	9.3%	(60)bps
Used Vehicles	5.1%	5.7%	(60)bps
Service and Parts	59.0%	58.4%	+60bps
Fleet and Wholesale	4.6%	4.9%	(30)bps
Total Gross Margin	16.1%	16.5%	(40)bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	44.0%	47.0%	(300)bps
Used Vehicles	35.1%	32.7%	+240bps
Finance and Insurance, Net	2.9%	3.0%	(10)bps
Service and Parts	12.4%	12.0%	+40bps
Fleet and Wholesale	5.6%	5.3%	+30bps
Total	100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	23.8%	26.7%	(290)bps
Used Vehicles	11.2%	11.3%	(10)bps
Finance and Insurance, Net	18.1%	18.0%	+10bps
Service and Parts	45.4%	42.4%	+300bps
Fleet and Wholesale	1.5%	1.6%	(10)bps
Total	100.0%	100.0%

9

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025	Change
Retail Commercial Truck Units:
New Retail	2,786	3,739	(25.5)%
Used Retail	797	975	(18.3)%
Total	3,583	4,714	(24.0)%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$401.2	$527.2	(23.9)%
Used Vehicles	52.2	63.8	(18.2)%
Finance and Insurance, Net	3.5	4.5	(22.2)%
Service and Parts	232.2	222.0	4.6%
Wholesale and Other	5.5	6.2	(11.3)%
Total Revenue	$694.6	$823.7	(15.7)%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$23.2	$33.5	(30.7)%
Used Vehicles	5.5	7.3	(24.7)%
Finance and Insurance, Net	3.5	4.5	(22.2)%
Service and Parts	93.3	92.6	0.8%
Wholesale and Other	2.7	3.1	(12.9)%
Total Gross Profit	$128.2	$141.0	(9.1)%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$144,019	$140,988	2.1%
Used Vehicles	65,494	65,468	—%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$8,314	$8,960	(7.2)%
Used Vehicles	6,889	7,451	(7.5)%
Finance and Insurance	968	950	1.9%

Retail Commercial Truck Gross Margin:
New Vehicles	5.8%	6.4%	(60)bps
Used Vehicles	10.5%	11.4%	(90)bps
Service and Parts	40.2%	41.7%	(150)bps
Wholesale and Other	49.1%	50.0%	(90)bps
Total Gross Margin	18.5%	17.1%	+140bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	57.8%	64.0%	(620)bps
Used Vehicles	7.5%	7.7%	(20)bps
Finance and Insurance, Net	0.5%	0.5%	—bps
Service and Parts	33.4%	27.0%	+640bps
Wholesale and Other	0.8%	0.8%	—bps
Total	100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	18.1%	23.8%	(570)bps
Used Vehicles	4.3%	5.2%	(90)bps
Finance and Insurance, Net	2.7%	3.2%	(50)bps
Service and Parts	72.8%	65.7%	+710bps
Wholesale and Other	2.1%	2.1%	—bps
Total	100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025	Change
Retail Commercial Truck Same-Store Units:
New Retail	2,786	3,739	(25.5)%
Used Retail	797	975	(18.3)%
Total	3,583	4,714	(24.0)%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$401.2	$527.2	(23.9)%
Used Vehicles	52.2	63.8	(18.2)%
Finance and Insurance, Net	3.5	4.5	(22.2)%
Service and Parts	230.2	221.2	4.1%
Wholesale and Other	5.6	6.1	(8.2)%
Total Revenue	$692.7	$822.8	(15.8)%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$23.2	$33.5	(30.7)%
Used Vehicles	5.5	7.3	(24.7)%
Finance and Insurance, Net	3.5	4.5	(22.2)%
Service and Parts	92.2	92.3	(0.1)%
Wholesale and Other	2.5	2.9	(13.8)%
Total Gross Profit	$126.9	$140.5	(9.7)%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$144,019	$140,988	2.1%
Used Vehicles	65,494	65,468	—%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$8,314	$8,960	(7.2)%
Used Vehicles	6,889	7,451	(7.5)%
Finance and Insurance	968	950	1.9%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	5.8%	6.4%	(60)bps
Used Vehicles	10.5%	11.4%	(90)bps
Service and Parts	40.1%	41.7%	(160)bps
Wholesale and Other	44.6%	47.5%	(290)bps
Total Gross Margin	18.3%	17.1%	+120bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	57.9%	64.1%	(620)bps
Used Vehicles	7.5%	7.8%	(30)bps
Finance and Insurance, Net	0.5%	0.5%	—bps
Service and Parts	33.2%	26.9%	+630bps
Wholesale and Other	0.9%	0.7%	+20bps
Total	100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	18.3%	23.8%	(550)bps
Used Vehicles	4.3%	5.2%	(90)bps
Finance and Insurance, Net	2.8%	3.2%	(40)bps
Service and Parts	72.7%	65.7%	+700bps
Wholesale and Other	1.9%	2.1%	(20)bps
Total	100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	24%	26%
Porsche	10%	9%
Audi	9%	9%
Mercedes-Benz	8%	8%
Land Rover / Jaguar	8%	7%
Lexus	6%	5%
Ferrari / Maserati	3%	3%
Acura	1%	1%
Bentley	1%	1%
Others	2%	3%
Total Premium	72%	72%
Volume Non-U.S.:
Toyota	12%	12%
Honda	5%	5%
Volkswagen	2%	2%
Hyundai	1%	1%
Others	2%	2%
Total Volume Non-U.S.	22%	22%
U.S.:
General Motors / Stellantis / Ford	2%	2%
Used Vehicle Dealerships	4%	4%
Total	100%	100%

	Three Months Ended
	March 31,
Cash Flow and Other Highlights:	2026		2025
($ Amounts in Millions)
Capital expenditures	$	62.6	$	84.7
Cash paid for acquisitions, including $115 million for property and floor plan	$	669.7	$	—
Proceeds from sale of dealerships	$	77.0	$	77.8
Dividends	$	92.6	$	81.8
Stock repurchases:
Aggregate purchase price	$	26.4	$	40.0
Shares repurchased		170,393		255,228

Balance Sheet and Other Highlights:	March 31, 2026	December 31, 2025
(Amounts in Millions)
Cash and Cash Equivalents	$83.7	$64.7
Inventories	$4,891.5	$4,814.7
Total Floor Plan Notes Payable	$4,147.3	$4,094.3
Total Long-Term Debt	$2,636.9	$2,165.5
Equity	$5,682.2	$5,580.9

Debt to Total Capitalization Ratio	31.7%	28.0%
Leverage Ratio (1)	1.8x	1.5x
New vehicle days' supply	44 days	49 days
Used vehicle days' supply	39 days	49 days
__________________________
(1)See the following Non-GAAP reconciliation table

12

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following table reconciles reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and adjusted EBITDA for the three months ended March 31, 2026 and 2025:

	Three Months Ended
	March 31,		2026 vs. 2025
(Amounts in Millions)	2026	2025	Change	% Change

Net Income	$234.9	$258.4	$(23.5)	(9.1)%
Add: Depreciation	44.8	40.6	4.2	10.3%
Other Interest Expense	28.4	22.5	5.9	26.2%
Income Taxes	88.8	92.1	(3.3)	(3.6)%
EBITDA	$396.9	$413.6	$(16.7)	(4.0)%
Less: Gain on Sale of Dealership	(60.4)	(52.3)	(8.1)	15.5%
Add: Disposals and Other Charges	13.0	25.2	(12.2)	nm
Less: Common Control	—	(14.1)	14.1	nm
Adjusted EBITDA	$349.5	$372.4	$(22.9)	(6.1)%
nm – not meaningful
The following table reconciles the leverage ratio as of March 31, 2026, and December 31, 2025:

	Nine	Three	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2025	March 31, 2026	March 31, 2026	December 31, 2025

Net Income	$679.5	$234.9	$914.4	$937.9
Add: Depreciation	131.7	44.8	176.5	172.3
Other Interest Expense	69.1	28.4	97.5	91.6
Income Taxes	233.7	88.8	322.5	325.8
EBITDA	$1,114.0	$396.9	$1,510.9	$1,527.6
Less: Gain on Sale of Dealership	—	(60.4)	(60.4)	(52.3)
Add: Disposals and Other Charges	7.3	13.0	20.3	32.5
Less: Common Control	(34.5)	—	(34.5)	(48.6)
Adjusted EBITDA	$1,086.8	$349.5	$1,436.3	$1,459.2

Total Non-Vehicle Long-Term Debt			$2,636.9	$2,165.5
Leverage Ratio			1.8x	1.5x
# # # # # # #

13

The following table presents key adjusted financial line items excluding certain disposals and other charges. Management believes this presentation is useful to investors in evaluating the Company’s operating performance and comparability across periods.

	Three Months Ended March 31, 2026
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Disposals and Other Charges	Adjusted

Revenue	$7,863.6	$—	$—	$7,863.6
Gross Profit	$1,299.4	$—	$—	$1,299.4
Selling, General, & Administrative Expenses	$965.6	$—	$(13.0)	$952.6
EBITDA	$396.9	$(60.4)	$13.0	$349.5
Net Income Before Taxes	$323.7	$(60.4)	$13.0	$276.3
Net Income Attributable to Common Stockholders	$234.5	$(44.8)	$10.9	$200.6
Earnings Per Share	$3.56	$(0.68)	$0.17	$3.05

SG&A to Gross Profit	74.3%			73.3%
New Retail Automotive Units	50,036	—	—	50,036
Used Retail Automotive Units	60,126	—	—	60,126
Our quarterly results include the impact of certain disposals and other charges, as well as the full quarterly results of Penske Motor Group in all periods, which is required by GAAP for common control transactions. The following table presents key adjusted financial line items excluding certain disposals and other charges and presents the acquisition of Penske Motor Group as if we acquired it on November 1, 2025, without common control accounting. Management believes this presentation is useful to investors in evaluating the Company’s operating performance and comparability across periods.

	Three Months Ended March 31, 2025
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Disposals and Other Charges	Adjusted	Common Control	Adjusted Excluding Common Control

Revenue	$7,953.8	$—	$—	$7,953.8	$(349.3)	$7,604.5
Gross Profit	$1,321.4	$—	$—	$1,321.4	$(52.4)	$1,269.0
Selling, General, & Administrative Expenses	$951.4	$—	$(25.2)	$926.2	$(37.8)	$888.4
EBITDA	$413.6	$(52.3)	$25.2	$386.5	$(14.1)	$372.4
Net Income Before Taxes	$350.5	$(52.3)	$25.2	$323.4	$(13.4)	$310.0
Net Income Attributable to Common Stockholders	$257.7	$(38.9)	$20.9	$239.7	$(13.4)	$226.3
Earnings Per Share	$3.86	$(0.58)	$0.31	$3.59	$(0.20)	$3.39

SG&A to Gross Profit	72.0%			70.1%		70.0%
New Retail Automotive Units	55,524	—	—	55,524	(4,922)	50,602
Used Retail Automotive Units	60,487	—	—	60,487	(2,001)	58,486

14